EXHIBIT 10.7

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of November 5, 2009 between ICT Group, Inc., a Pennsylvania corporation (the “Company”), and the undersigned employee (“Employee”) of the Company.

WHEREAS, the Company and the Employee are party to that certain Amended and Restated Employment Agreement dated October 27, 2008 (as amended prior to the date hereof, the “Employment Agreement”) (capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Employment Agreement);

WHEREAS, Sykes Enterprises, Incorporated, a Florida corporation (“Parent”) and the Company have entered into an Agreement and Plan of Merger dated October 5, 2009 which contemplates the acquisition of the Company by Parent and its affiliates (the “Merger”);

WHEREAS, the Company desires to ensure that management employee severance provisions for Company employees in connection with the Merger are appropriate, and wishes to provide incremental change-in-control severance for the Employee equal to three months of the Employee’s base salary;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby amend the Employment Agreement as follows:

1.	Effective December 1, 2009, the Employee’s current base salary (as of the date hereof) shall be CA $252,347 in the aggregate (such aggregate base salary, the “December 1st Base Salary”).

2.	In addition to severance under the Employment Agreement, if any, the Employee shall be eligible to receive an incremental change-in-control severance benefit equal to three months of the December 1st Base Salary (the “Enhanced Severance Benefit”).

3.	All severance benefits payable to Employee under the Employment Agreement, as amended by this Amendment, or otherwise, including the Enhanced Severance Benefit, shall be paid to Employee in a lump sum payment within 30 days after the Employee’s termination of employment provided the Employee’s employment is terminated (a) by the Company, or any successor or assign thereof (including Parent, the surviving entity in the Merger or any of their subsidiaries or affiliates) without Cause; or (b) by the Employee for Good Reason; and provided the Employee executes and does not revoke a customary release of claims. The lump sum payment of severance benefits under this Amendment shall not be deemed to reduce the Employee’s otherwise applicable non-competition period as set forth in the Employment Agreement.

4.	The third sentence in Section 12 of the Employment Agreement is hereby amended in its entirety to read as follows:

“In addition, Company shall maintain Employee in its group health plan on the same basis as if Employee had remained employed by Company for a period equal in length to 1.33 times the Severance Period following Employee’s termination of employment with Company, or until Employee becomes covered under another group health plan, whichever occurs first; provided, that in order to receive such coverage, Employee shall be required to pay to Company at the same time that premium payments are due for the month an amount equal to the full monthly premium payments required for such coverage and Company shall reimburse to Employee the Health Payment no later than the next payroll date of Company that occurs after the date the premium for the month is paid by Employee.”

5.	The Employment Agreement, as amended by this Amendment, shall be binding upon and inure to the benefit of Company and its successors and assigns (including Parent, the surviving entity in the Merger or any of their subsidiaries or affiliates), as applicable.

6.	In all respects not modified by this Amendment, the Employment Agreement is hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

ICT GROUP, INC.

/s/ Gail Lebel	/s/ John J. Brennan
Gail Lebel	By: John J. Brennan, President and CEO